Exhibit 99.1

Hatteras Financial Corp. Announces Third Quarter 2013 Financial Results

WINSTON-SALEM, N.C.--(BUSINESS WIRE)--October 29, 2013--Hatteras Financial Corp. (NYSE:HTS) (“Hatteras” or the “Company”) today announced financial results for the quarter ended September 30, 2013.

Third Quarter 2013 Highlights

  Net income of $0.44 per weighted average share excluding gains and losses
  GAAP net loss of $2.72 per weighted average share
  Quarter end book value of $21.31 per share with leverage at 7.9 to 1
  Declared a $0.55 per common share dividend
  Weighted average constant prepayment rate (“CPR”) of 19.7% for the quarter
  Weighted average CPR of 14.1% for October
  Repurchased 1.1 million shares
  Realized average net interest spread of 0.86%
  Weighted average repurchase agreement rate of 0.38%

Third Quarter 2013 Results

The results of the quarter ended September 30, 2013 were largely influenced by management actions to adjust the balance sheet and reduce its interest rate exposure through sales and purchases of agency securities (as defined below) and Eurodollar futures contracts to better reflect the current interest rate market. The sales of securities also helped reduce leverage to be within historical ranges. Overall, a substantial majority of the portfolio was unchanged from June 30 with a continued concentration of seasoned adjustable rate mortgages (“ARMs”) that are expected to perform well in the current interest rate environment. During the quarter ended September 30, 2013, the Company earned net income available to common shareholders (excluding net losses on securities sales and futures transactions) of $43.6 million, or $0.44 per weighted average share. The Company had a GAAP net loss available to common shareholders of $267.6 million, or $2.72 per weighted average share, compared to GAAP net income of $65.3 million, or $0.66 per weighted average share, during the quarter ended June 30, 2013. The Company realized net losses of $225.6 million on sales of its agency securities during the quarter, and recognized $8.1 million of losses on agency securities it sold after quarter end. Eurodollar futures contracts hedges produced an unrealized negative mark-to-market of $50.1 million and realized losses of $27.3 million during the quarter.

Net interest income for the quarter ended September 30, 2013 was $55.7 million, compared to $63.4 million for the quarter ended June 30, 2013 reflecting a smaller portfolio after rebalancing as well as lower yields on the portfolio from elevated prepayments. The Company’s net interest margin decreased to 0.86% for the third quarter of 2013 from 0.93% in the second quarter of 2013 due primarily to a lower weighted average coupon on its portfolio in the third quarter. The Company’s cost of funds (including hedges) was 0.94% compared to 0.92% in the second quarter of 2013, due to carrying a higher hedge ratio in the third quarter. The Company’s average repurchase agreement (repo) rate was 0.38% for the third quarter of 2013, unchanged from the second quarter. The weighted average interest rate on the Company’s interest rate swaps declined from 1.41% as of June 30, 2013 to 1.37% as of September 30, 2013. Operating expenses decreased slightly to $6.7 million from $6.9 million in the prior quarter. Total annualized expenses were 1.25% of average shareholders’ equity for the quarter ended September 30, 2013, versus the previous quarter’s 0.92%, a reflection of the decline in average shareholders’ equity.

“We were pleased to have achieved our third quarter goal of adjusting both sides of our balance sheet to reflect the market conditions that so quickly changed in June and July,” said Michael R. Hough the Company’s Chairman and CEO. “Our goal was to mitigate our risk exposures through measured leverage reduction and duration hedging to put the overall portfolio in position for continued uncertainty around government policy and quantitative easing by the Federal Reserve.”

“The ARMs market has substantially recovered since July and we are positive on the hybrid ARM market as we move into the fourth quarter as it appears investor appetite for shorter duration paper continues to expand. Going forward, stability around our ARMs based portfolio, a steeper mortgage yield curve, and good investing opportunities should position Hatteras to deliver an attractive risk-adjusted total return.”

Dividend

The Company declared a dividend of $0.55 per share of common stock with respect to the quarter ended September 30, 2013 a decrease of $0.15 from the $0.70 per share dividend declared for the quarter ended June 30, 2013. Using the closing share price of $18.71 on September 30, 2013, the third quarter dividend equates to an annualized dividend yield of 11.8%.

Portfolio

The Company’s weighted average earning assets, consisting of residential mortgage securities issued by Fannie Mae and Freddie Mac (“agency securities”), was $23.8 billion for the quarter ended September 30, 2013, compared to $24.8 billion for the previous quarter. However, the Company’s portfolio of agency securities was $19.8 billion as of September 30, 2013 reflecting that much of the Company’s disposition activity occurred late in the third quarter. The portfolio’s weighted average coupon was 2.67% during the third quarter of 2013, compared to 2.72% during the second quarter of 2013, and was 2.76% at September 30, 2013. The annualized yield on average assets was 1.80% for the third quarter of 2013, compared to 1.85% for the second quarter of 2013, primarily reflecting the lower average coupon rate.

At September 30, 2013, the Company’s portfolio of agency securities consisted of 94.4% of adjustable-rate agency securities and 5.6% of 15-year fixed-rate agency securities. The Company’s adjustable-rate agency securities portfolio at September 30, 2013 is summarized below.

(Dollars in thousands)	% of ARM	Current	Weighted Avg.	Weighted Avg. Amortized		Weighted Avg.
Months to Reset	Portfolio	Face value	Coupon	Purchase Price	Amortized Cost	Market Price	Market Value
0-12	5.0%	$881,476	2.98%	$101.37	$893,546	$106.38	$937,757
13-24	8.5%	1,488,072	3.75%	$102.37	1,523,348	$105.75	1,573,637
25-36	12.8%	2,296,407	3.10%	$102.37	2,350,938	$104.67	2,403,633
37-48	13.6%	2,456,843	2.62%	$102.84	2,526,573	$103.40	2,540,374
49-60	14.5%	2,617,325	3.01%	$102.57	2,684,625	$103.99	2,721,741
61-72	25.0%	4,591,463	2.51%	$103.27	4,741,523	$102.20	4,692,674
73-84	19.2%	3,588,912	2.20%	$103.22	3,704,590	$100.43	3,604,290
85-96	-	-	-	-	-	-	-
97-108	-	-	-	-	-	-	-
109-120	1.4%	277,313	2.30%	$100.34	278,243	$97.99	271,742
Total ARMS	100.0%	$18,197,811	2.73%	$102.78	$18,703,386	$103.01	$18,745,848

The Company’s fixed-rate agency securities portfolio at September 30, 2013 is summarized below.
			Weighted Avg.
(Dollars in	Current	Weighted Avg.	Amortized		Weighted Avg.
thousands)	Face value	Coupon	Purchase Price	Amortized Cost	Market Price	Market Value
Total Fixed Rate	$1,055,040	3.17%	$104.04	$1,097,679	$104.07	$1,097,982

Portfolio repayments remained elevated during the third quarter of 2013, and the expense of amortizing the premium on the Company’s agency securities was $47.2 million, compared to $48.8 million during the second quarter of 2013. The weighted average principal repayment rate (scheduled and unscheduled principal payments as a percentage of the weighted-average portfolio, on an annual basis) during the third quarter of 2013 was 27.7%, compared to 28.1% during the second quarter of 2013. The Company’s weighted average one-month CPR for the quarter ended September 30, 2013 was 19.7, as compared to 20.8 for the quarter ended June 30, 2013. CPR measures the unscheduled repayment rate as a percentage of principal on an annualized basis.

Portfolio Financing and Leverage

At September 30, 2013, the Company financed its portfolio with approximately $18.8 billion of borrowings under repurchase agreements bearing fixed interest rates until maturity. The Company’s repurchase agreement debt-to-shareholders’ equity ratio at September 30, 2013 was 7.9 to 1 compared to 9.3 to 1 at June 30, 2013. At September 30, 2013, the Company’s repurchase agreements had a weighted average remaining term of approximately 33 days.

The Company uses interest rate swap agreements and Eurodollar futures contracts to synthetically extend the fixed interest period of these liabilities and hedge against the interest rate risk associated with financing the Company’s portfolio. As of September 30, 2013, the Company had entered into interest rate swaps with a notional amount of $10.6 billion. The swap agreements, which are indexed to 30-day LIBOR, have an average remaining term of 27 months at an average fixed rate of 1.37%. Of this total, $9.2 billion were in effect as of September 30, 2013 with the remaining $1.4 billion becoming effective over the next 10 months. The Company’s Eurodollar futures contracts, which are not designated as accounting hedges, represent interest rate swaps in the notional equivalent amount of $4.7 billion with a weighted average interest rate of 1.65% and a term of 61 months.

Book Value

The Company’s book value (shareholders’ equity less preferred stock liquidation preference) per common share on September 30, 2013 was $21.31 compared to $22.18 on June 30, 2013, a decrease of $0.87. On a per share basis, book value at September 30, 2013 consisted of $25.19 of common equity, ($3.02) of retained losses, $0.53 of unrealized gain on agency securities, and ($1.39) of unrealized losses on interest rate swaps.

Hedge Accounting

Beginning October 1, 2013, the Company will no longer utilize hedge accounting for its interest rate swaps and other derivative instruments it may use to hedge the interest rate risk in its securities portfolio. Because of the Company’s use of derivative instruments on which it is difficult to obtain hedge accounting treatment and structural limitations imposed by the hedge accounting rules, the Company believes it will be more consistent to report all hedging activities together on the income statement. To assist investors in analyzing the impact of the Company’s hedging on its net interest margin, the Company will provide non-GAAP financial measures regarding its hedging activities in future filings.

Conference Call

The Company will host a conference call at 10:00 a.m. ET on Wednesday October 30, 2013, to discuss financial results for the third quarter ended September 30, 2013. To participate in the event by telephone, please dial (888) 317-6016 five to 10 minutes prior to the start time (to allow time for registration) and ask to join the “Hatteras Financial” conference call. International callers should dial (412) 317-6016. Canada callers should dial (855) 669-9657. A digital replay of the call will be available on Wednesday, October 30, 2013 at approximately 12:00 noon ET through Thursday, November 7, 2013 at 9:00 a.m. ET. Dial (877) 344-7529 and enter the conference ID number 10036066. International callers should dial (412) 317-0088 and enter the same conference ID number. The conference call will also be webcast live over the Internet and can be accessed at Hatteras' web site at www.hatfin.com. To monitor the live webcast, please visit the web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An audio replay of the event will be archived on Hatteras' web site.

About Hatteras Financial Corp.

Hatteras Financial is a real estate investment trust formed in 2007 to invest in single-family residential mortgage pass-through securities guaranteed or issued by U.S. Government agencies or U.S. Government-sponsored entities, such as Fannie Mae, Freddie Mac or Ginnie Mae. Based in Winston-Salem, N.C., Hatteras is managed and advised by Atlantic Capital Advisors LLC. Hatteras is a component of the Russell 1000® index.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "believe,"”will,” "expect," "intend," "anticipate," "estimate,"”should,” "project" or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Forward-looking statements in this press release include, among others, statements about the Company’s portfolio of agency securities, the mortgage yield curve, investing opportunities and the company’s risk-adjusted return profile. Factors that may cause actual results to differ materially from current expectations include the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as updated by the Company’s Quarterly Reports on Form 10-Q. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Table 1

Hatteras Financial Corp.
Consolidated Balance Sheets

(Dollars in thousands, except share related amounts)	(Unaudited)
	September 30, 2013	December 31, 2012
Assets
Mortgage-backed securities, at fair value
(including pledged assets of $19,272,664 and $22,591,973 at September 30, 2013	$19,843,830	$23,919,251
and December 31, 2012, respectively)
Cash and cash equivalents	547,536	168,424
Restricted cash	241,853	281,021
Unsettled purchased mortgage-backed securities, at fair value	628,684	138,338
Receivable for securities sold	548,942	1,587,535
Accrued interest receivable	62,921	77,113
Principal payments receivable	156,758	190,832
Debt security, held to maturity, at cost	15,000	15,000
Interest rate hedge asset	13,626	-
Other assets	28,151	26,604
Total assets	$22,087,301	$26,404,118

Liabilities and shareholders’ equity
Repurchase agreements	$18,829,771	$22,866,429
Payable for unsettled securities	625,758	137,121
Accrued interest payable	3,901	7,592
Interest rate hedge liability	147,954	243,945
Futures contract liability	44,593	-
Dividend payable	58,478	73,804
Accounts payable and other liabilities	3,205	2,363
Total liabilities	19,713,660	23,331,254

Shareholders’ equity:
7.625% Series A Cumulative Redeemable Preferred stock, $.001 par value, 25,000,000 shares authorized, 11,500,000 shares issued and outstanding at September 30, 2013
and December 31, 2012, respectively ($287,500 aggregate liquidation preference)	278,252	278,252
Common stock, $.001 par value, 200,000,000 shares authorized,
97,908,523 and 98,822,654 shares issued and outstanding at
September 30, 2013 and December 31, 2012, respectively	98	99
Additional paid-in capital	2,475,134	2,494,303
Retained earnings (accumulated deficit)	(295,464)	37,356
Accumulated other comprehensive (loss) income	(84,379)	262,854
Total shareholders’ equity	2,373,641	3,072,864
Total liabilities and shareholders’ equity	$22,087,301	$26,404,118

Table 2

Hatteras Financial Corp.
Consolidated Statements of Income
(Unaudited)

(Dollars in thousands, except share related amounts)	For the three	For the three	For the nine	For the nine
	months ended	months ended	months ended	months ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

Interest income:
Interest income on mortgage-backed securities	$107,040	$131,940	$346,396	$373,420
Interest income on short-term cash investments	303	387	1,104	1,160
Total interest income	107,343	132,327	347,500	374,580

Interest expense	51,599	52,767	156,955	140,045

Net interest income	55,744	79,560	190,545	234,535

Operating expenses:
Management fee	4,522	4,557	13,956	12,711
Share based compensation	637	447	1,893	1,301
General and administrative	1,538	1,040	4,509	3,269
Total operating expenses	6,697	6,044	20,358	17,281

Other income (loss):
Net realized gain (loss) on sale of mortgage-backed securities	(225,635)	10,534	(214,333)	25,244
Impairment of mortgage-backed securities	(8,102)	-	(8,102)	-
Net realized loss on futures contracts	(27,327)	-	(27,327)	-
Net unrealized loss on futures contracts	(50,129)	-	(44,593)	-
Total other income (loss)	(311,193)	10,534	(294,355)	25,244

Net income (loss)	(262,146)	84,050	(124,168)	242,498
Dividends on preferred stock	5,481	2,070	16,441	2,070
Net income (loss) available to common shareholders	$(267,627)	$81,980	$(140,609)	$240,428

Earnings (loss) per share - common stock, basic and diluted	$(2.72)	$0.83	$(1.43)	$2.63

Dividends per share of common stock	$0.55	$0.80	$1.95	$2.60

Weighted average common shares outstanding, basic and diluted	98,318,205	98,233,589	98,656,750	91,296,338

Table 3

Hatteras Financial Corp
Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)

(Dollars in thousands)

	For the three	For the three	For the nine	For the nine
	months ended	months ended	months ended	months ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Net income (loss)	($262,146)	$84,050	($124,168)	$242,498

Other comprehensive (loss) income:

Net unrealized gains (losses) on securities available for sale	191,227	222,946	(455,185)	295,018
Net unrealized gains (losses) on interest rate hedges	45,227	(1,382)	107,952	(33,116)
Other comprehensive income (loss)	236,454	221,564	(347,233)	261,902

Comprehensive income (loss)	($25,692)	$305,614	($471,401)	$504,400

Table 4

Key Statistics
(Amounts are unaudited and subject to change)

	Three months ended (unaudited)

	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012

Statement of Income Data
Interest income	$107,343	$115,474	$124,683	$131,728	$132,327
Interest Expense	(51,599)	(52,079)	(53,277)	(57,019)	(52,767)
Net Interest Income	55,744	63,395	71,406	74,709	79,560

Net realized gain (loss) on sale of MBS	(225,635)	8,802	2,500	39,103	10,534
Impairment of mortgage-backed securities	(8,102)	–	–	–
Net realized loss on futures contracts	(27,327)	5,485	51	–	–
Net unrealized loss on futures contracts	(50,129)

Operating Expenses	(6,697)	(6,943)	(6,718)	(7,065)	(6,044)

Net income	(262,146)	70,739	67,239	106,747	84,050
Dividends on preferred stock	(5,481)	(5,480)	(5,480)	(5,481)	(2,070)
Net income available to common shareholders	$(267,627)	$65,259	$61,759	$101,266	$81,980

Earnings per share - common stock, basic	$(2.72)	$0.66	$0.62	$1.02	$0.83

Earnings per share - common stock, diluted	$(2.72)	$0.66	$0.62	$1.02	$0.83

Weighted average shares outstanding	98,318	98,830	98,828	98,812	98,234

Distributions per common share	$0.55	$0.70	$0.70	$0.70	$0.80

Key Portfolio Statistics
Average MBS	$23,825,254	$24,824,334	$24,126,341	$25,783,448	$24,414,506
Average Repurchase Agreements	$21,989,907	$22,701,463	$22,342,818	$23,692,240	$22,541,260
Average Equity	$2,151,150	$3,034,954	$3,066,197	$3,158,139	$2,889,126
Average Portfolio Yield	1.80%	1.85%	2.06%	2.04%	2.16%
Average Cost of Funds	0.94%	0.92%	0.95%	0.96%	0.94%
Interest Rate Spread	0.86%	0.93%	1.11%	1.08%	1.22%
Average Annual Portfolio Repayment Rate	27.72%	28.10%	26.01%	26.55%	27.61%
Debt to Equity (at period end)	7.9:1	9.3:1	7.4:1	7.4:1	7.3:1
Debt to Capital (at period end)	6.8:1	8.3:1	8.1:1	8.2:1	8.5:1

Note: The average data presented above are computed from the Company’s books and records, using daily weighted values. All percentages are annualized.

Table 5

Mortgage-backed Securities Portfolio as of September 30, 2013
(Amounts are unaudited and subject to change)

(Dollars in thousands)	Agency
	Securities	Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
	Cost	Loss	Gain	Fair Value	% of Total
Agency Securities
Fannie Mae Certificates
ARMS	$11,217,817	$(84,364)	$162,310	$11,295,763	56.9%
Fixed Rate	1,046,308	(10,880)	10,979	1,046,407	5.3%
Total Fannie Mae	12,264,125	(95,244)	173,289	12,342,170

Freddie Mac Certificates
ARMS	7,485,569	(87,776)	52,292	7,450,085	37.5%
Fixed Rate	51,371	-	204	51,575	0.3%
Total Freddie Mac	7,536,940	(87,776)	52,496	7,501,660

Total Agency Securities	$19,801,065	$(183,020)	$225,785	$19,843,830

Table 6

Repo Borrowings September 30, 2013
(Amounts are unaudited and subject to change)

	September 30, 2013

		Weighted Average
	Balance	Contractual Rate
Within 30 days	$14,478,198	0.35%
30 days to 3 months	3,014,143	0.37%
3 months to 12 months	1,337,430	0.46%
	$18,829,771	0.36%

Table 7

Hatteras Swap Portfolio as of September 30, 2013
(Amounts are unaudited and subject to change)

(dollars in thousands)		Remaining	Weighted Average
	Notional	Term	Fixed Interest
Maturity	Amount	in Months	Rate in Contract

12 months or less	$1,400,000	8	1.85%
Over 12 months to 24 months	4,000,000	19	1.70%
Over 24 months to 36 months	2,400,000	30	1.10%
Over 36 months to 48 months	2,200,000	42	0.88%
Over 48 months to 60 months	600,000	52	0.95%

Total	$10,600,000	27	1.37%
(dollars in thousands)

Forward Starting Swaps
included above		Average	Weighted Average
	Notional	Term	Fixed Interest
Cash flow beginning in	Amount	in Months	Rate in Contract

12 months or less	$ 1,400,000	46	0.95%

CONTACT:
Hatteras Financial Corp.
Kenneth A. Steele, 336-760-9331
Chief Financial Officer
or
Compass Investor Relations
Mark Collinson, Partner, 714-222-5161
www.compass-ir.com